Exhibit 10.43
INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of                    , 2018, by and between Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), and ______________ (“Indemnitee”).
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.
WHEREAS, the By-Laws of the Company (the “By-laws”) require it to indemnify officers and directors of the Company in certain circumstances, which provisions do not purport to be exclusive, and Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the North Carolina Business Corporation Act (“NCBCA”).
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and hold harmless and to advance expenses on behalf of such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities.
WHEREAS, this Agreement supplements the By-Laws and any resolutions adopted pursuant thereto, shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder, and is intended to provide Indemnitee benefits pursuant to express contract rights (to be enforceable irrespective of, among other things, any amendment to the By-Laws, the Company’s Articles of Incorporation (the “Articles”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company).
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
TERMS AND CONDITIONS
1. Services to the Company. Indemnitee agrees to serve or to continue to serve as an officer or director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation and such resignation is accepted. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its Subsidiaries.
2. Definitions. As used in this Agreement:
(a)  “Agent” shall mean any individual who is or was a director, officer, or employee of the Company or a Subsidiary of the Company or other individual authorized by the Company to act for the Company, to include such individual serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise at the request of, for the convenience of, or to represent the interests of, the Company or a Subsidiary of the Company.
(b)  “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 under the Exchange Act as in effect on the date hereof.
(c)  A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
         (i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under clause (iii) of this definition;
         (ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

         (iii) Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination: (1) all or substantially all of the Persons who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to such Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;
         (iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or
         (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
(d)  “Corporate Status” shall mean the status of an individual who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or Agent of the Company or of any other Enterprise which such individual is or was serving at the request of the Company.
(e)  “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(f)  “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly-owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or Agent.
(g)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(h)  “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any cost bond or other appeal bond or its equivalent. Expenses shall not include amounts paid in settlement by Indemnitee or the amount of judgments or Fines against Indemnitee.
(i)  “Fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, Agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, Agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(j)  “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(k)  “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiary of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary of the Company or of any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(l)  “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or Agent of the Company, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director, officer, employee or Agent of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or Agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.
(m) “Subsidiary,” with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.
(n)  In connection with any merger or consolidation, references to the “Company” shall include not only the resulting or surviving company, but also any constituent company or constituent of a constituent company, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or Agents. The intent of this provision is that a person who is or was a director of such constituent company after the date hereof or is or was serving at the request of such constituent company as a director, officer, employee, trustee or Agent of another company, partnership, joint venture, trust, employee benefit plan or other Enterprise after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving company as the person would have under this Agreement with respect to such constituent company if its separate existence had continued.
3. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Indemnitee shall be indemnified and held harmless against all Expenses, judgments, liabilities, Fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, Fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his official capacity with the Company, in the Company’s best interests and in all other cases, not opposed to the Company’s best interests and, in the case of a criminal Proceeding, he had no reasonable cause to believe that his conduct was unlawful.
4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his official capacity with the Company, in the Company’s best interests and in all other cases, not opposed to the Company’s best interests. No indemnification for Expenses shall be made under this Section in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification and to be held harmless.
5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement other than Section 9, if Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement other than Section 9, if Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, then the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
7. Additional Indemnification. In addition to, and separate and apart from indemnification provided by any other provision in this Agreement or by applicable law, the Company hereby agrees to indemnify and hold harmless Indemnitee against all Expenses, judgments, liabilities, Fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, Fines, penalties and amounts paid in settlement) in any Proceeding (including without limitation a proceeding brought by or on behalf of the Company itself) arising out of Indemnitee’s Corporate Status or Indemnitee’s activities in a Corporate Status to the extent such activities were at the time taken known or believed by Indemnitee not to be clearly in conflict with the best interests of the Company.
8. Contribution in the Event of Joint Liability.
(a)  To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee, in whole or in part, for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee or on his behalf, whether for judgments, liabilities, Fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute thereto, in such proportion as is deemed fair and reasonable in light of all the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise thereto and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The determination of the proportion to be contributed by the Company to Indemnitee shall be made in the same manner as determinations are made pursuant to Section 12. The Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
(b)  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(c)  The Company hereby agrees to indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by any other officer, director or employee of the Company who may be jointly liable with Indemnitee.
9. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any payment:
(a)  in connection with any claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;
(b)  in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;
(c) in connection with a Proceeding by or in the right of the Company in which the Indemnitee was adjudged liable to the Company;
(d) in connection with any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him;
(e) in connection with any claim initiated by Indemnitee without the prior written consent or authorization of the Board, provided that this exclusion shall not apply with respect to any claim brought by Indemnitee to enforce any provision of this Agreement, whether by claim, cross claim, or counterclaim in a legal proceeding, arbitration or otherwise where Indemnitee has been successful on the merits or otherwise with respect to such claim;
(f) in connection with proceedings or claims involving the enforcement of the provisions of any employment, severance or compensation plan or agreement that Indemnitee may be a party to, or beneficiary of, with the Company or any of its subsidiaries; or
(g) in connection with any claim or any part thereof arising out of acts or omissions for which applicable law prohibits indemnification.

10. Advances of Expenses; Defense of Claim.
(a)  Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall include all reasonable Expenses incurred in pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of a written undertaking providing that Indemnitee undertakes to repay the advances unless it is ultimately determined that Indemnitee is entitled to be indemnified by the Company for such Expenses under the provisions of this Agreement, the Articles, the By-Laws, applicable law or otherwise.
(b)  The Company shall be entitled to participate in the Proceeding at its own expense.

(c)  The Company shall not settle any action, claim or Proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.
(d)  Indemnitee shall promptly repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of a Proceeding to which an advance provided for in this Section 10 related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Proceeding.
11. Procedure for Notification and Application.
(a)  Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification rights or advancement of Expenses hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.
(b)  Indemnitee may deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement. Such application may be delivered from time to time and at such time as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) hereof.
12. Procedure upon Application for Indemnification.
(a)  A determination with respect to Indemnitee’s entitlement to indemnification shall be made: (i) if no Change in Control has occurred, (1) by the Board by a majority vote of a quorum consisting of Disinterested Directors; or (2) if a quorum cannot be obtained under clause (1), by majority vote of a committee duly designated by the Board (in which designated directors who are not Disinterested Directors may participate), consisting solely of two or more Disinterested Directors; (3) by Independent Counsel (A) selected by the Board or its committee in the manner prescribed in clauses (1) or (2); or (B) if a quorum of the Board cannot be obtained under clause (1) and a committee cannot be designated under clause (2), selected by majority vote of the Board (in which selection directors who are not Disinterested Directors parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are not Disinterested Directors may not be voted; and (ii) if a Change in Control has occurred, at the election of the Indemnitee, either (1) in accordance with Section 12(a)(i) or (2) by Independent Counsel selected by the Indemnitee. Unless the determination is made by Independent Counsel, the Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall reasonably cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, then the party who selects the Independent Counsel pursuant thereto shall give written notice to the other party advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel.” In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel,” and the objection shall set forth with particularity t he factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)  The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(d)  If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.
13. Presumptions and Effect of Certain Proceedings.
(a)  In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) hereof, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b) If the Person or Persons empowered or selected under Section 12 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c)  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner he reasonably believed to be, in the case of conduct in his official capacity with the Company, that his conduct was in its best interests and in all other cases, that his conduct was at least not opposed to its best interests or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
(d)  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(e)  The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, Agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
14. Remedies of Indemnitee.

(a)  If (i) a determination is made pursuant to Section 12 hereof that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 hereof; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) hereof within 30 days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) hereof within ten days after receipt by the Company of a written request therefor; (v) a contribution payment is not made in a timely manner pursuant to Section 8 hereof; (vi) payment of indemnification pursuant to Section 3 or 4 hereof is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification; or (vii) payment to Indemnitee pursuant to this Agreement or otherwise is not made within ten days after receipt by the Company of a written request therefor, then Indemnitee shall be entitled to an adjudication by any court of competent jurisdiction to such indemnification, contribution or advancement rights. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of North Carolina law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)  Upon the occurrence or non-occurrence of any of the events set forth in Section 14(a) hereof, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section, Indemnitee shall be presumed to be entitled to be indemnified and held harmless and to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified and held harmless and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) hereof adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section, then Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 hereof until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(c)  If a determination shall have been made pursuant to Section 12(a) hereof that Indemnitee is entitled to payment, then the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.
(d)  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(e)  The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, all such Expenses that are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) in connection with, to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Articles or By-Laws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).
(f)  Interest shall be paid by the Company to Indemnitee at the legal rate under North Carolina law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee pays such amounts for which he or she requested indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to or on behalf of Indemnitee by the Company.
15. Security. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
16. Non-Exclusivity; Survival; Insurance; Subrogration.
(a)  The rights of Indemnitee as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles or By-Laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise; and (ii) shall be enforced and this Agreement shall be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in a Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification rights or advancement of Expenses than would be afforded currently under the Articles, or the By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in North Carolina law, whether by statute or judicial decision, narrows or limits indemnification or advancement of Expenses that are afforded currently under the Articles, the By-Laws or this Agreement, it is the intent of the parties hereto that such change, except to the extent required by applicable law, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)  The NCBCA, the Articles and the By-Laws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or Agent of the Company or any Enterprise, or arising out of a Corporate Status, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the NCBCA, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.
(c)  The Company shall maintain directors’ and officers’ insurance policies providing coverage to Indemnitee for Expenses during the time period Indemnitee serves the Company in a Corporate Status, and for a period of no less than six years following the conclusion of such service. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), and the Company has directors’ and officers’ insurance policies in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The obligation of the Company to indemnify Indemnitee under this Agreement shall be secondary to such policies, and all such policies shall be primary to the Company’s obligations hereunder, subject to any applicable retention. Except as provided in any directors’ and officers’ insurance policies maintained by the Company, in no event shall this Agreement provide (by operation or law or otherwise) any insurance company any right to subrogation to Indemnitee’s rights hereunder. Except as provided in any directors’ and officers’ insurance policies maintained by the Company, in no event shall any insurance company acquire (by subrogation, assignment or otherwise) any right to pursue Indemnitee’s rights hereunder.
(d)  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(e)  The Company’s obligation to indemnify and hold harmless and to advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or Agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification payments or advancement of Expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement; and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, contribution or insurance coverage rights against any person or entity other than the Company.
17. Term. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or Agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 hereof) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.
18. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
19. Enforcement and Binding Effect.
(a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to encourage Indemnitee to serve and/or continue to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.
(b)  Without limiting any of the rights of Indemnitee under the Articles or By-Laws as they may be amended from time to time, and except as provided in Section 17(a) hereof, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)  The rights provided by or granted Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service as an officer, director, employee or Agent of the Company prior to the date of this Agreement, as well as service on or after the date of this Agreement.
(d)  The rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or Agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, estate, heirs, devisees, executors and administrators and other legal representatives.
(e)  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(f)  The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.
20. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)  If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.
(b)  If to the Company, to:

Lowe’s Companies, Inc.
1000 Lowe’s Blvd.
Mooresville, NC 28117
Attention: General Counsel
or to any other address as may have been furnished to Indemnitee in writing by the Company.

22. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina, without regard to its conflict of laws rules.
23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
25. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
26. Further Assurances. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

LOWE’S COMPANIES, INC.

By:
Name:
Title:

Address: